Exhibit 10.2

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of the 11th day of May, 2012, by and among SUMMER INFANT, INC., a Delaware corporation (“SI Holdings”), and SUMMER INFANT (USA), INC., a Rhode Island corporation (“SI USA”, and collectively with SI Holdings, the “Borrowers” and each individually a “Borrower”), the Lenders identified on the signature pages hereto (collectively, the “Lenders” and each individually, a “Lender”), BANK OF AMERICA, N.A., a national banking association, as Swing Line Lender (in such capacity, the “Swing Line Lender”) and as L/C Issuer (in such capacity, the “L/C Issuer”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and RBS CITIZENS, NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, the Lenders, the Swing Line Lender, the L/C Issuer, the Administrative Agent, the Collateral Agent and the Borrowers are parties to a certain Amended and Restated Credit Agreement dated as of August 2, 2010, as amended by a certain First Amendment to Amended and Restated Credit Agreement dated as of March 24, 2011, and a certain Second Amendment to Amended and Restated Credit Agreement dated as of November 9, 2011 (as so amended, the “Credit Agreement”), which Credit Agreement is incorporated herein by reference and made a part hereof; and

WHEREAS, the Borrowers have acknowledged that certain Events of Default exist under the Credit Agreement on the date hereof as described on Annex A attached hereto and made a part hereof (the “Existing Events of Default”); and

WHEREAS, the Borrowers have applied to the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent (collectively, the “Lender Parties”) to make certain amendments to the Credit Agreement and to waive the Existing Events of Default; and

WHEREAS, the Lender Parties are willing to effect such amendments and grant such waivers subject to the execution and delivery of an agreement in form and substance satisfactory to the Lender Parties to evidence such amendments and waivers; and

WHEREAS, the Lender Parties and the Borrowers desire to amend the Credit Agreement in the manner set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, effective as of the Third Amendment Closing Date (as hereinafter defined), as follows:

1.                                      Definitions.  (a)  Capitalized terms used herein that are not otherwise defined herein shall have the identical meanings given to such terms in the Credit Agreement.

(b)                                 The terms “Applicable Rate”, “Consolidated EBITDA”, “Interest Payment Date”, “Maturity Date” and “Permitted Acquisitions” appearing in Section 1.01 of the Credit Agreement are hereby amended to read in their entirety, respectively, as follows:

““Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Consolidated Leverage Ratio	Applicable Rate for Eurodollar Loans and L/C Fees	Applicable Rate For Base Rate Loans
1	<2.50:1.00	2.000%	0.000%
2	>2.50:1.00 but <3.00:1.00	2.500%	0.500%
3	>3.00:1.00 but <3.25:1.00	3.000%	1.000%
4	>3.25:1.00 but <3.50:1.00	3.375%	1.375%
5	>3.50:100	3.750%	1.750%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day of the month immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 5 shall apply as of the first Business Day of the month following the date such Compliance Certificate was required to have been delivered.  Notwithstanding the foregoing, the Applicable Rate in effect from April 1, 2012, until the Applicable Rate is determined in accordance with the preceding sentence based on the Compliance Certificate delivered for the period ending June 30, 2012, shall be determined based upon Pricing Level 4.”

““Consolidated EBITDA” means, for any period, for Borrowers and their Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following (without duplication) to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) provision for Federal, state, local and foreign income taxes payable by the Borrowers and their Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) Permitted Add-backs, if any, for such period, (v) non-cash stock option expense, and (vi) other non-recurring expenses of Borrowers and their Subsidiaries reducing such Consolidated Net Income in such period, which have been approved and consented to in writing by the Required Lenders as constituting permissible add-back adjustments in the calculation of Consolidated EBITDA, and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of Borrowers and their Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period.”

““Interest Payment Date” means:

“(a)                           as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds one month, the respective dates that fall every month after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each calendar month and the Maturity Date.”

““Maturity Date” means December 31, 2013; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.”

““Permitted Acquisitions” means (a) the Born Free Acquisition, and (b) other Investments consisting of an Acquisition or series of Acquisitions by Borrowers during the term of this Agreement which is or are consented to in writing by Required Lenders in their sole discretion; provided in all cases that (i) the property and assets acquired (or the property and assets of the Person acquired) in such Acquisition is identical, similar, complementary or ancillary to the line of business as the Borrowers and their Subsidiaries were engaged in on the Closing Date, (ii) Administrative Agent shall have received all items in respect of the Equity Interests or property acquired in such Acquisition required to be delivered by the terms of the Collateral Documents, (iii) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iv) the Borrower Representative shall have delivered to Administrative Agent a pro forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a pro forma basis, Borrowers would be in compliance with the financial covenants set forth in Section 6.12 as of the most recent fiscal quarter for which Borrowers have delivered financial statements pursuant to Section 6.01(a) or Section 6.01(b), as applicable, and no other Default has occurred and is continuing or would be caused by such Acquisition, and (v) the representations and warranties made by Borrowers in each Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date.”

(c)                                  The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

““Third Amendment” means that certain Third Amendment to Amended and Restated Credit Agreement dated as of May 11, 2012, by and among the Borrowers, the Lenders, the Swing Line Lender, the L/C Issuer, the Administrative Agent and the Collateral Agent.”

““Third Amendment Closing Date” means May 11, 2012.”

2.                                      Amendments to Article II.

Section 2.14 of the Credit Agreement is hereby amended to read in its entirety as follows:

“2.14.                Increase in Commitments.  SECTION 2.14 IS INTENTIONALLY DELETED FROM THIS AGREEMENT EFFECTIVE AS OF THE THIRD AMENDMENT CLOSING DATE.”

3.                                      Amendments to Article VI.

(a)                                Section 6.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“6.01.                Financial Statements.  Deliver to Administrative Agent a sufficient number of copies for delivery by Administrative Agent to each Lender, in form and detail satisfactory to Administrative Agent and the Required Lenders:

“(a)                            as soon as available, but in any event within one hundred twenty (120) days of the end of each fiscal year of SI Holdings (or, if earlier, fifteen (15) days after the date required to be filed with the SEC), audited balance sheets and statements of profit and loss and cash flows, retained earnings, reconciliation of net worth and source and application of funds for such fiscal year for SI Holdings and its Subsidiaries, each prepared in accordance with GAAP consistently applied, on a consolidated and consolidating basis, in reasonable detail by independent certified public accountants selected by the Borrowers and acceptable to Administrative Agent, showing SI Holdings’ and its Subsidiaries’ consolidated and consolidating financial condition at the close of such fiscal year and the results of operations during such year, together with a certificate signed by an officer of the Borrowers, certifying Borrowers’ compliance, or lack thereof, with the financial covenants described in Section 6.12 hereof, and a schedule showing the calculations used to determine such compliance (or lack thereof);

“(b)                            as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter in each fiscal year of SI Holdings (or, if earlier, five (5) days after the date required to be filed with the SEC), (i) consolidated balance sheets and statements of profit and loss and cash flows, retained earnings, reconciliation of net worth and source and application of funds for such fiscal year, each prepared in reasonable detail in accordance with GAAP, on a consolidated and consolidating basis, consistently applied, and consistent in format with the financial statements furnished to Administrative Agent in connection with the Borrowers’ loan application, certified by the President or Chief Financial Officer of SI Holdings as fairly representing the financial position of the Borrowers and their Subsidiaries, such balance sheets to be as of the close of such quarter and such other statements to be for the period from the beginning of the then current fiscal year to the end of such quarter in each case subject to normal audit and year-end adjustments; and (ii) a quarterly schedule of revenues, gross margin and contribution margin by product segment in form acceptable to the Administrative Agent;

“(c)                             within thirty (30) days after the beginning of each fiscal year, a management prepared budget for the then fiscal year in form and substance reasonably satisfactory to Administrative Agent, prepared on a consolidated and consolidating basis, which budget shall include, without limitation, projected covenant compliance, projected profit and loss and cash flow statements, balance sheets and a capital expenditure budget; and

“(d)                            as soon as available, but in any event within ten (10) days after the end of each calendar month, a monthly cash flow report, accounts receivable report, accounts payable report and inventory report as of the last day of such calendar month, in form acceptable to the Administrative Agent.”

(b)                                 Section 6.10 of the Credit Agreement is hereby amended by adding the following at the end thereof:

“In addition and without limiting or prejudicing the rights of the Administrative Agent or the Lenders under either Section 6.02(g) hereof or the foregoing provisions of this Section 6.10, the Administrative Agent and its agents and independent contractors may perform a field exam of Borrowers and the Collateral, at Borrowers’ sole expense, within forty-five (45) days after the Third Amendment Closing Date, and Borrowers shall cooperate with Administrative Agent and such Person in the conducting and completion of such field exam.”

(c)                                  Section 6.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

“6.12                   Financial Covenants.

“(a)                            Consolidated EBITDA.  Maintain and earn on a consolidated basis as of the last day of each fiscal quarter, Consolidated EBITDA for the twelve-month period ending on each such date equal to or greater than the following:

For Each Fiscal Quarter Ending on:	Consolidated EBITDA to be not less than:

June 30, 2012	$17,500,000

September 30, 2012	$18,500,000

December 31, 2012	$20,500,000

March 31, 2013	$22,000,000

June 30, 2013, and the last day of each fiscal quarter thereafter	$23,000,000

“(b)                            Consolidated Leverage Ratio.  Maintain a Consolidated Leverage Ratio not exceeding (i) 4.25:1.00 on June 30, 2012, (ii) 3.75:1.00 on September 30, 2012, (iii) 3.50:1.00 on December 31, 2012, and (iv) 3.25:1.00 on March 31, 2013, and on the last day of each fiscal quarter thereafter.  This ratio will be calculated as of the last day of each fiscal quarter for which this Agreement requires Borrowers to deliver financial statements, using the results of the twelve-month period ending on the last day of such fiscal quarter.

“(c)                             Basic Fixed Charge Coverage Ratio.  Maintain a Basic Fixed Charge Coverage Ratio of at least 1.50:1.00.  This ratio will be calculated as of the last day of each fiscal quarter for which this Agreement requires Borrowers to deliver financial statements, using the results of the twelve-month period ending on the last day of such fiscal quarter.  The current portion of long-term liabilities will be measured as of the date twelve (12) months prior to the current financial statement.”

4.                                      Waiver of Existing Events of Default.  In consideration of the Borrowers’ execution and delivery of this Amendment and the Borrowers’ agreements herein, the Lenders and the Administrative Agent hereby waive the Existing Events of Defaults through and as of the dates of such Existing Events of Default indicated on Annex A.  The waiver set forth herein is strictly limited to the Existing Events of Defaults as of such dates and is not intended to constitute a waiver of any Event of Default which may exist or arise after the respective dates set forth in Annex A, including without limitation, any Events of Default of a similar nature which may occur or arise after the dates set forth in Annex A.  Nothing contained in the foregoing waiver is intended to constitute or evidence a course of dealing at variance with the specific terms of the Loan Documents.  For the avoidance of doubt, the Existing Events of Defaults shall be deemed waived as of the Third Amendment Closing Date, and the Borrowers shall not be deemed to be in breach, default or violation of or under the Loan Agreement as of such date by reason of such Existing Events of Defaults.

5.                                      Amendments of Certain Schedules and Exhibits.

Exhibit D to the Credit Agreement is hereby amended to read in its entirety in the form of Annex B attached hereto and made a part hereof.

6.                                      Miscellaneous Provisions.

(a)                                 The Borrowers hereby represent and warrant that (i) except for the Existing Events of Default waived herein, no Default or Event of Default exists as of the Third Amendment Closing Date and (ii) on the Third Amendment Closing Date, after giving effect to this Amendment, all representations and warranties (other than those representations made as of a specified date) contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects.

(b)                                 The Borrowers hereby represent and warrant that (i) each of the Borrowers is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the corporate power, and has been duly authorized by all requisite action, to execute and deliver this Amendment and to perform its obligations hereunder, (ii) this Amendment has been duly executed and delivered by each of the Borrowers, (iii) each of this Amendment and the Credit Agreement, as amended hereby, does not conflict with any law, agreement or obligation by which any Borrower is bound, and (iv) this Amendment and the Credit Agreement (as amended by this Amendment) constitute the legal, valid and binding obligations of each Borrower, enforceable against such Borrower in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought at equity or at law).

(c)                                  Each of the Borrowers hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, (b) the grant of the Liens pursuant to the Collateral Documents, and (c) that such Liens created and granted are valid and continuing and secure the Obligations in accordance with the terms thereof, in each case after giving effect to this Amendment.

7.                                      Conditions to Amendment.  The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent on or before the Third Amendment Closing Date:

(a)                                 No Default.  Except for the Existing Events of Default waived herein, no Default or Event of Default shall have occurred and be continuing.

(b)                                 Closing Requirements.  The Borrowers shall have delivered to the Administrative Agent a fully executed counterpart of this Amendment as executed by all Lenders and Borrowers named hereto as signatories, in each case in form and substance acceptable to the Administrative Agent.

(c)                                  No Material Adverse Effect.  No Material Adverse Effect shall exist, as reasonably determined by the Administrative Agent, since the date of the end of the most recent fiscal interim period for which the Borrowers’ financial statements have been delivered to the Administrative Agent.

(d)                                 Representations and Warranties.  The representations and warranties of the Borrowers in this Amendment and the representations and warranties of the Borrowers set forth in the Credit Agreement, as amended hereby, and the other Loan Documents shall be true and correct in all material respects with the same effect as if made on the Third Amendment Closing Date (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and except that each representation and warranty set forth in Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent annual or quarterly financial statements, or projections, furnished by the Borrowers).

(e)                                  Fees.  The Borrowers shall have paid all fees and expenses required to be paid pursuant to Section 8 of this Amendment.

8.                                      Fees and Expenses.  (a)  The Borrowers shall on the Third Amendment Closing Date pay to the Administrative Agent, for the account of each Lender (to be paid to and shared by the Lenders pro rata based on their respective Commitments), an Amendment Fee calculated as twelve and one-half basis points multiplied by the Aggregate Commitments.  Upon receipt of evidence that all parties hereto have executed this Amendment, the Administrative Agent is hereby authorized to debit any accounts of the Borrowers on the date hereof to effect such payment

(b)                                 The Borrowers shall pay all reasonable expenses incurred by the Administrative Agent in the drafting, negotiation and closing of the documents and transactions contemplated hereby, including the reasonable fees and disbursements of the Administrative Agent’s counsel.

9.                                      References in Loan Documents.  All references to the Credit Agreement in the Notes and the Collateral Documents shall be deemed to refer to the Credit Agreement, as amended by this Amendment and any other amendments which may be executed.  This Amendment shall constitute a “Loan Document” as defined in the Credit Agreement.

10.                               No Further Amendments.  Except for the amendments set forth herein and in any other agreement executed by the parties on the date hereof, the text of the Credit Agreement, Security Agreement and all other Loan Documents shall remain unchanged and in full force and effect, including, without limitation, the provisions of Section 10.15 thereof concerning the parties’ waiver of jury trial.  No consent or waiver by any of the Lender Parties under the Loan Agreement, Security Agreement or any other Loan Document is granted or intended except as expressly set forth herein or therein (and such consent or waiver is limited to the specific matters described herein as of the date hereof), and the Lender Parties expressly reserve the right to require strict compliance with the terms of each of the Loan Agreement and Security Agreement, as amended hereby, and the other Loan Documents in all respects.  The consents and amendments agreed to herein shall not constitute a modification of, or a course of dealing at variance with, the Credit Agreement or Security Agreement such as to require further notice by the Lender Parties to require strict compliance with the terms of the Credit Agreement, Security Agreement and the other Loan Documents in the future.

11.                               Borrowers’ Further Agreements.  (a)  In consideration of the agreements of the Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Borrowers on behalf of itself and its successors, assigns, and other legal representatives hereby absolutely, unconditionally and irrevocably release, remise and forever discharge the Administrative Agent, each Lender, all Lender Parties, the Collateral Agent, the Lead Arranger and their respective successors and assigns, and their respective Affiliates, subsidiaries, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Administrative Agent, each Lender and all such other Persons described above being hereinafter referred to collectively as the “Releasees”, and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim”, and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Borrower, or any of its respective administrators, successors, assigns, and other legal representatives, may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, the other Loan Documents or this Amendment or transactions thereunder or hereunder related thereto or hereto.

(b)                                 Each of the Borrowers understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)                                  Each of the Borrowers agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

12.                               Applicable Law.  THIS AMENDMENT SHALL BE DEEMED TO BE MADE PURSUANT TO THE LAWS OF THE STATE OF RHODE ISLAND WITH RESPECT TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY IN THE STATE OF RHODE ISLAND AND SHALL BE CONSTRUED, INTERPRETED, PERFORMED AND ENFORCED IN ACCORDANCE THEREWITH.

13.                               Captions.  The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

14.                               Counterparts.  This Amendment may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Amendment is sought.  Delivery of an executed signature page of this Amendment by facsimile transmission shall be deemed to be effective as an in-hand delivery of an original executed counterpart hereof.

15.                               Reaffirmation.  Except as modified and amended hereby, the Credit Agreement shall remain in full force and effect and is in all other respects hereby ratified and confirmed by the Borrowers, the Lenders, the Administrative Agent and all other Persons executing this Amendment.

16.                               FINAL AGREEMENT.  BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM

SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

(The next page is the first signature page.)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Brenda H. Little
	Name:	Brenda H. Little
	Title:	Vice President

[Summer Infant/Third Amendment to A&R Credit Agreement]

(Signatures continued on next page.)

LENDER:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Donald C. McQueen
	Name:	Donald C. McQueen
	Title:	Senior Vice President

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(Signatures continued on next page.)

LENDER AND COLLATERAL AGENT:

RBS CITIZENS, NATIONAL ASSOCIATION, as a Lender and Collateral Agent

By:	/s/ Robert R. Kent
	Name:	Robert R. Kent
	Title:	Senior Vice President

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(Signatures continued on next page.)

LENDER:

BANK RHODE ISLAND, as a Lender

By:	/s/ W. Timothy Coggins
	Name:	W. Timothy Coggins
	Title:	SVP

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(Signatures continued on next page.)

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Daniel M. Grondin
	Name:	Daniel M. Grondin
	Title:	Senior V.P.

[Summer Infant/Third Amendment to A&R Credit Agreement]

(Signatures continued on next page.)

BORROWERS:

SUMMER INFANT (USA), INC.

By:	/s/ Edmund Schwartz
Edmund Schwartz
Interim Chief Financial Officer

SUMMER INFANT, INC.

By:	/s/ Edmund Schwartz
Edmund Schwartz
Interim Chief Financial Officer

[Summer Infant/Third Amendment to A&R Credit Agreement]